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Exhibit 10.14

FIRST AMENDMENT TO LEASE

        THIS FIRST AMENDMENT TO LEASE (the "Amendment") is made as of the 1st day of May, 2004 (the "Effective Date of this Amendment"), by and between CONEXANT SYSTEMS, INC., a Delaware corporation ("Landlord"), and Newport Fab, LLC, a Delaware limited liability company, doing business as JAZZ SEMICONDUCTOR, LLC ("Tenant"), with respect to the following:

RECITALS

        A.    Landlord is the landlord and Tenant is the tenant pursuant to that certain written lease dated March 12, 2002, by and between Landlord, as landlord, and SpecialtySemi Inc. ("Original Tenant"), as tenant (the "Lease"). The Lease covers certain premises (the "Leased Premises") consisting of a portion of a building commonly known as Building 501 and as Half Dome located at 4311 Jamboree Road, Newport Beach, California (the "Building"). Tenant has succeeded to the interests of Original Tenant under the Lease.

        B.    Tenant desires to lease from Landlord certain additional space in the Building as more particularly depicted on Attachment A hereto (the "Additional Space"), and Landlord is willing to consent thereto, but only on the terms and conditions set forth in this Amendment.

AGREEMENT

        NOW, THEREFORE, IN CONSIDERATION OF the foregoing Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

        1.    Capitalized Terms.    Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Lease.

        2.    Leasing of Additional Space.

          a.     From and after the Effective Date of this Amendment, Landlord hereby leases to Tenant and Tenant hereby hires from Landlord the Additional Space for the term, at the rental and upon all of the conditions and agreements described herein.

          b.     Unless otherwise provided in this Amendment or required by the context of the Lease as amended hereby, from and after the Effective Date of this Amendment through the Lease Expiration Date, Section 1.1(w) of the Lease is hereby amended to read in its entirety as follows:

      The term "Leased Premises" shall mean certain interior space in the building outlined on Exhibit B hereto consisting of approximately (i) 49,000 rentable square feet as of December 1, 2002 and (ii) 68,227 rentable square feet as of the Effective Date. The parties acknowledge and agree that the total building square footage is 125,000.

          c.     Exhibit B to the Lease is amended by including therein the depiction of the Additional Space attached to this Amendment as Attachment A.

          d.    Furniture.    Tenant shall have the right to use any office furniture and workstations provided by Landlord in the Additional Space at no additional cost to Tenant (collectively the "Furniture"). Tenant shall maintain the Furniture in good condition and repair, reasonable wear and tear excepted, not remove any of the Furniture from the Building and be liable for any damage to the Furniture.

        3.    Commencement Date.    The commencement date of the Lease with respect to the Additional Space is the Effective Date of this Amendment, from and after which Tenant shall observe or perform, with respect to the Additional Space, all obligations of Tenant with respect to the Leased Premises pursuant to the Lease as amended hereby.

        4.    Tenant's Pro Rata Share.    From and after the Effective Date of this Amendment, the percentage "36%" appearing in Section 1.1(cc) of the Lease is hereby amended to read "55%."

        5.    Brokers.    Tenant represents that no broker, agent or finder has any claim under, by or through Tenant for a commission or fee in connection with the Additional Space.

        6.    Lease in Effect.    Landlord and Tenant acknowledge and agree that the Lease, except as amended by this Amendment, remains unmodified and in full force and effect in accordance with its terms.

        7.    Entire Agreement.    This Amendment embodies the entire understanding between Landlord and Tenant with respect to the subject matter hereof and can be changed only by an instrument in writing executed by both Landlord and Tenant.

        8.    Conflict of Terms.    In the event that there is any conflict or inconsistency between the terms and conditions of the Lease and those of this Amendment, the terms and conditions of this Amendment shall control and govern the rights and obligations of the parties.

        IN WITNESS WHEREOF, the undersigned have entered into this Amendment to be effective as of the date first above written.

LANDLORD:		TENANT:
CONEXANT SYSTEMS, INC., a Delaware corporation		Newport Fab, LLC, a Delaware limited liability company, dba Jazz Semiconductor, LLC
By:	/s/ K. K. PETRY	By:	/s/ CHANG-OU LEE
Name:	Kerry K. Petry	Name:	Dr. Chang-Ou Lee
Title:	VP & Treasurer	Title:	Vice President & C.O.O.

Attachment A

Floor Plan of Additional Space

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  Exhibit 10.14
FIRST AMENDMENT TO LEASE
RECITALS
AGREEMENT